     As filed with the Securities and Exchange Commission on July 14, 1997.

                                                      Registration No. 33-81632

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                                   T.HQ INC.
             (Exact Name of Registrant as Specified in Its Charter)

               New York                                       13-3541686
     (State or Other Jurisdiction                          (I.R.S. Employer
   of Incorporation or Organization)                      Identification No.)

                          5016 North Parkway Calabasas
                          Calabasas, California 91302
             (Address of Principal Executive Offices with Zip Code)

                                  -----------

                                BRIAN J. FARRELL
                     President and Chief Executive Officer
                                    THQ Inc.
                          5016 North Parkway Calabasas
                          Calabasas, California 91302
                                 (818) 591-1310
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:

                            SHERWIN L. SAMUELS, Esq.
                                Sidley & Austin
                             555 West Fifth Street
                         Los Angeles, California 90013

                                  -----------

        Approximate date of commencement of proposed sale to the public:
     From time to time after the Registration Statement becomes effective.

                                  -----------

        The Registrant requests that the 1,527,129 shares of common stock, par value $0.0001 per share, of T.HQ, Inc., a New York corporation (the "Company"), held by securityholders of the Company, including 798,757 shares of common stock issuable upon the exercise of certain warrants granted by the Company to which this Registration Statement relates be withdrawn from registration and that this Registration Statement, Commission File No. 33-81632, declared effective in December 1995, be withdrawn from effective registration under the Securities Act of 1933, as amended.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas and State of California on the 30th day of June, 1997.

                    T-HQ, Inc.


                    By: /s/ Brian J. Farrell
                        -------------------------------------------------------
                        Brian J. Farrell, President and Chief Executive Officer


        Pursuant to the requirement of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                       Title                                    Date
---------                                       -----                                    ----
/s/ Brian J. Farrell                            Director, Chief Executive                June 30, 1997
---------------------------------               Officer and President (Principal
Brian J. Farrell                                Executive Officer)


/s/ Lawrence Burstein                           Director                                 June 30, 1997
---------------------------------
Lawrence Burstein


/s/ Bruce Jagid                                 Director                                 June 30, 1997
---------------------------------
Bruce Jagid


/s/ Jeffrey C. Lapin                            Director                                 June 30, 1997
---------------------------------
Jeffrey C. Lapin


/s/ L. Michael Haller                           Director                                 June 30, 1997
---------------------------------
L. Michael Haller


/s/ James L. Whims                              Director                                 June 30, 1997
---------------------------------
James L. Whims


/s/ Deborah A. Lake                             Vice President-Finance and               June 30, 1997
---------------------------------               Administration
Deborah A. Lake                                 (Principal Financial Officer and
                                                Principal Accounting Officer)